Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke Director, Investor Relations (281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES
FIRST QUARTER 2008 RESULTS
     Houston, Texas, April 24, 2008 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the first quarter of 2008 of $290.6 million, or $2.09 per share on a diluted basis, compared with net income of $224.1 million, or $1.64 per share on a diluted basis, in the same period a year earlier. Revenues in the first quarter of 2008 were $786.1 million, compared with revenues of $608.2 million for the first quarter of 2007.
     Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Additional information on Diamond Offshore Drilling, Inc. and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
     As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its first quarter 2008 earnings release conference call. The live broadcast of the Diamond Offshore Drilling, Inc. quarterly conference call will be available online at www.diamondoffshore.com on April 24, 2008, beginning at 9:00 a.m. Central Time. The online replay will follow immediately and continue for the remainder of the first calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
     Statements in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning future earnings, future cash flows, market conditions, future market improvements, future growth in demand for equipment types or in any region and future contracts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected, including, among others, the risk that full rig utilization may not be achieved during a contract period, the risk that the fleet’s available days may be reduced by unscheduled downtime, the risk that these and other factors outside of the Company’s control may adversely impact the amount of profit realized from a contract, the risk that the markets for the Company’s services will not continue to improve, the risk that the Company’s market position may deteriorate, or the risk that the Company may not be able to participate fully in any future market improvements. A discussion of additional risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Contract drilling	$770,340	$589,912
Revenues related to reimbursable expenses	15,762	18,272

Total revenues	786,102	608,184

Operating expenses:
Contract drilling	287,099	214,002
Reimbursable expenses	13,096	16,071
Depreciation	69,050	55,705
General and administrative	15,722	11,966
Gain on disposition of assets	(51)	(1,502)

Total operating expenses	384,916	296,242

Operating income	401,186	311,942

Other income (expense):
Interest income	4,373	9,793
Interest expense	(1,342)	(10,855)
Loss on sale of marketable securities	(1)	(3)
Other, net	1,706	(607)

Income before income tax expense	405,922	310,270

Income tax expense	(115,297)	(86,120)

Net income	$290,625	$224,150

Earnings per share:
Basic	$2.09	$1.66

Diluted	$2.09	$1.64

Weighted average shares outstanding:
Shares of common stock	138,873	135,286
Dilutive potential shares of common stock	181	3,542

Total weighted average shares outstanding	139,054	138,828

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2008	2007
REVENUES
High-Specification Floaters	$281,071	$246,381
Intermediate Semisubmersibles	373,222	223,726
Jack-ups	116,047	119,805

Total Contract Drilling Revenue	$770,340	$589,912

Revenues Related to Reimbursable Expenses	$15,762	$18,272

CONTRACT DRILLING EXPENSE
High-Specification Floaters	$91,898	$62,234
Intermediate Semisubmersibles	144,800	102,751
Jack-ups	46,587	40,926
Other	3,814	8,091

Total Contract Drilling Expense	$287,099	$214,002

Reimbursable Expenses	$13,096	$16,071

OPERATING INCOME
High-Specification Floaters	$189,173	$184,147
Intermediate Semisubmersibles	228,422	120,975
Jack-ups	69,460	78,879
Other	(3,814)	(8,091)
Reimbursable expenses, net	2,666	2,201
Depreciation	(69,050)	(55,705)
General and administrative expense	(15,722)	(11,966)
Gain on disposition of assets	51	1,502

Total Operating Income	$401,186	$311,942

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$621,324	$637,961

Marketable securities	1,282	1,301

Accounts receivable	600,354	522,808
Prepaid expenses and other current assets	101,922	103,120

Total current assets	1,324,882	1,265,190
Drilling and other property and equipment, net of accumulated depreciation	3,144,656	3,040,063
Other assets	33,248	36,212
Total assets	$4,502,786	$4,341,465

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$495,002	$453,011

Long-term debt	503,098	503,071

Deferred tax liability	408,093	397,629

Other liabilities	118,405	110,687

Stockholders’ equity	2,978,188	2,877,067

Total liabilities and stockholders’ equity	$4,502,786	$4,341,465

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	First Quarter		Fourth Quarter		First Quarter
	2008		2007		2007
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
High Specification Floaters	$323	87%	$317	81%	$280	98%
Intermediate Semis	$249	85%	$218	78%	$150	86%
Jack-ups	$102	90%	$115	63%	$112	90%